UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2014

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K on Form 8-K/A amends the Current Report on Form 8-K filed by Enbridge Energy Management, L.L.C. (“EEM”) on February 20, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EEM previously reported that effective March 1, 2014, Guy Jarvis had been elected to the boards of directors of each of the boards of directors of Enbridge Energy Company, Inc. (“EECI”), the general partner of Enbridge Energy Partners, L.P. (the “Partnership”), and EEM, the delegate of EECI with respect to the management of the Partnership. Mr. Jarvis had also been appointed the President, Liquids Pipelines of Enbridge Inc. (“Enbridge”), the ultimate parent of EECI.

In connection with Mr. Jarvis’ roles with Enbridge, EECI, EEM and its affiliates, on March 14, 2014, with an effective date of March 1, 2014, Mr. Jarvis entered into an employment agreement with Enbridge. The term of the agreement continues until the earlier of Mr. Jarvis’ voluntary retirement in accordance with Enbridge’s retirement policies for its senior employees, voluntary resignation, death or termination of employment by Enbridge. The agreement provides that Enbridge will pay severance benefits to Mr. Jarvis if his employment is terminated involuntarily without cause or because of the disability of Mr. Jarvis, or if his employment is terminated voluntarily within 180 days of constructive dismissal. The benefits include (i) a retiring allowance of two times the sum of his annual salary and the average of the last two annual incentive bonuses paid to Mr. Jarvis; (ii) the cash value of two times the last annual flex credit allowance provided to Mr. Jarvis or, alternatively, Enbridge will provide continued coverage, for the applicable notice period, except for benefits which may not be continued under the plan; (iii) a pro-rated annual incentive bonus for the calendar year in which termination occurs; accrued and unpaid vacation payout; payout under any incentive plans on a pro-rata basis, as provided by such plan; an amount equivalent to Enbridge’s portion on behalf of Mr. Jarvis of employee savings plan contributions (as provided by such plan) for two years; reimbursement of certain amounts of financial or career counseling and the cash value of two times the last annual flexible perquisite allowance immediately preceding the termination date (less any amounts prepaid, but unearned as of the termination date); (iv) to the extent that as of the termination date he has exercisable but unexercised options for the purchase of securities under any of Enbridge’s or its affiliates’ equity option plans, he may exercise such options in accordance with the terms of the applicable plan (v) he will receive two additional years of service credit with respect to any defined benefit plan or supplemental benefit pension plan; (vi) with respect to unvested options, the cash value of the excess of the fair market value of the shares (or other applicable securities) on the termination date over the exercise price for such options. Mr. Jarvis will be required to sign a release agreement in exchange for such benefits.

The agreement also provides that Mr. Jarvis will not compete with Enbridge while he is employed by Enbridge and, for one year following termination of his employment, he will not compete with Enbridge or any of its affiliates in North America. In addition, he will maintain confidential the confidential information of Enbridge and its affiliates for two years following the termination of his employment. The agreement further provides for a post-termination two-year restriction on recruitment of employees of Enbridge and its affiliate. A portion of the compensation and other payments to be made to Mr. Jarvis under his employment agreement may be allocated to the Partnership based on the percentage of time he devotes to matters of the Partnership.

The foregoing summary of the agreement is qualified in its entirety by the full terms and conditions of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Executive Employment Agreement between Enbridge Inc. and D. Guy Jarvis entered into on March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

Date: March 18, 2014	By:	/s/ BRUCE A. STEVENSON
Bruce A. Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement between Enbridge Inc. and D. Guy Jarvis entered into on March 14, 2014.